Exhibit 99

              Chemed Reports First-Quarter 2006 Results;
 Diluted EPS from Continuing Operations of $.46; Adjusted Diluted EPS from Continuing Operations of $.47

    CINCINNATI--(BUSINESS WIRE)--April 25, 2006--Chemed Corporation (Chemed) (NYSE:CHE), which operates VITAS Healthcare Corporation (VITAS), the nation's largest provider of end-of-life care, and Roto-Rooter, the nation's largest commercial and residential plumbing and drain cleaning services provider, today reported financial results for its first quarter ended March 31, 2006, versus the comparable prior-year period, as follows:

    Consolidated Operating Results from Continuing Operations

    --  Consolidated Revenue increased 13% to $246 million

    --  Diluted EPS from Continuing Operations of $.46

    -- Adjusted Diluted EPS from Continuing Operations of $.47 after excluding Loss on Extinguishment of Debt and other items

    VITAS segment operating results

    --  Quarterly Net Patient Revenue of $168 million, up 15%

    --  Average Daily Census (ADC) of 10,480, up 10%

    --  Admissions of 13,896, an increase of 7.3%

    --  Adjusted EBITDA of $19.8 million, an increase of 12%

    Roto-Rooter segment reported record Revenue and Adjusted EBITDA

    --  Revenue of $78 million, an increase of 7%

    --  Job count of 207,018, up 2.0%

    --  Adjusted EBITDA of $12.7 million, an increase of 8%

    "VITAS generated record admissions in the first quarter of 2006, increasing 7.3% over the prior-year quarter and 11.3% sequentially, significantly exceeding our first-quarter 2006 internal business plan," stated Kevin McNamara, Chemed president and chief executive officer. "This strong admissions growth resulted in Average-Daily-Census (ADC) increasing 10% over the prior year. However, on a sequential basis ADC increased less than 1%.
    "The first quarter of the year is typically less predictable in terms of ADC and revenue. This is due to fluctuations in revenue mix, the timing of admissions and a seasonal spike in discharges. For example, January 2006 experienced record admissions of 4,593 patients, our single highest admissions month ever recorded. This exceeded the fourth-quarter 2005 average monthly admissions, as well as January 2005 admissions, by 10% and 7%, respectively. However, the timing of these admissions coupled with an unusually strong seasonal increase in the discharge rate resulted in a modest decline in our January 2006 ADC when compared to December 2005. In prior years, the February and March results overcame this typical spike in discharge rates. However, the timing of our 2006 admissions combined with an unusually long tail on our seasonal discharge rate resulted in a flat ADC until the later part of March 2006. The census on March 31, 2006, was 10,819.
    "The relatively flat ADC did not provide the opportunity to absorb the excess patient care capacity generated in the fourth quarter. In our year-end earnings teleconference, we noted our staffing levels relative to ADC were out of balance pulling down our operating margins. We maintained these staffing levels throughout the first quarter of 2006 given the strength of our admissions and anticipated growth in ADC.
    "The timing of admissions, coupled with the volatility in our discharge rate, resulted in elevated staffing ratios existing for the majority of the first quarter. The higher labor costs associated with these staffing ratios negatively impacted the first quarter of 2006, generating routine home care direct margins of 47.5% as compared to 49.9% in the prior-year quarter. This negatively impacted our gross profit by $2.8 million.
    "Given the difficulty and cost related to hiring quality caregivers, I believe we made the correct decision to maintain staffing levels and allow the ADC to catch up to our current manpower. This ensures our patients receive quality care and provides VITAS with immediate capacity to care for the increase in ADC as the discharge rate returns to a normalized, more predictable level.
    "Roto-Rooter continues to generate strong operating results. For the first quarter of 2006, Roto-Rooter had revenue of $78 million, an increase of 7%. Adjusted EBITDA was $12.7 million, an increase of 8% and represents an adjusted EBITDA margin of 16.3%."

    VITAS

    "VITAS generated revenue growth of 15.3 % over the prior-year period and a decline of 0.4% sequentially," stated David Williams, Chemed chief financial officer. "As discussed earlier, this sequential decline is the result of high admissions which were significantly offset by our discharge rate. It should be noted the first quarter of 2006 had two less days of care when compared to the fourth quarter of 2005. Gross margins were 19.5% in the first quarter of 2006, a decrease of 153 basis points when compared to the prior-year quarter.
    "This decline in margin is the result of increased staffing levels in routine home care. Direct home care margins were 47.5% in the first quarter of 2006, which compares to 49.9% in the prior-year quarter. The January 2006 routine home care margin was unfavorable to the prior year month by 330 basis points. In March 2006, this gap had been reduced to 190 basis points. The first-quarter 2006 gross margin includes $1.6 million in start-up losses, which is $0.4 million higher than the losses from programs classified as new starts in the prior-year period.
    "Central support costs for VITAS, which are classified as selling, general and administrative expenses in the Consolidating Statement of Income, totaled $13.2 million, including $0.1 million in OIG investigation legal expenses. Excluding the OIG expense, central support costs increased less than 1% when compared to the prior-year quarter and declined 5.4% sequentially. Adjusted EBITDA was $19.8 million in the quarter, an increase of 11.6% over the prior year. The adjusted EBITDA margin in the first quarter of 2006 was 11.7%, which declined 39 basis points when compared to the first quarter of 2005."
    VITAS' Average Length of Stay (ALOS) for patients discharged in the quarter was 72.4 and our median length-of-stay was 12 days. This compares to 70.0 days in the fourth quarter of 2005 and 66.0 days in the first quarter of 2005. Total discharges in the period were 13,408, with 343, or 2.6%, of these patients being discharged for extended prognosis.
    "Our mix of revenue at VITAS shifted slightly to the higher per diem levels of care during the quarter," Williams added. "Routine home care represented 68.6% of revenue, a 50 basis point decline over the prior-year quarter and a 70 basis point decline sequentially. Our inpatient revenue aggregated 13.7% and continuous care was 17.7% of total revenue in the first quarter of 2006.
    "All of our base and new start programs, including Phoenix, are estimated to have Medicare cap cushion in excess of 10% for the 2006 measurement period which will end on October 31, 2006," stated Williams. "Accordingly, based upon current admission and discharge trends, we have not accrued for any Medicare billing limitations in any of our programs for the 2006 cap period."

    Roto-Rooter Segment

    Roto-Rooter's plumbing and drain cleaning business generated sales of $78 million for the first quarter of 2006, 7.2% higher than the $73 million reported in the comparable prior-year quarter. Net income for the quarter was $7.2 million and compares to net income of $7.3 million in the prior year. The first-quarter 2005 net income includes $1.0 million of favorable adjustments of casualty insurance accruals related to prior years' experience. Excluding this favorable item, net income in the first quarter of 2006 increased 14% over the prior-year period. Adjusted EBITDA in the first quarter of 2006 totaled $12.7 million, an increase of 7.7% over the first quarter of 2005 and an adjusted EBITDA margin of 16.3%, which slightly exceeded the prior-year period.
    "Job count in the first quarter of 2006 increased 2.0% over the prior-year period," stated Williams. "Commercial plumbing job count increased 5.7% and commercial drain cleaning increased 4.7% over the prior-year quarter. Residential plumbing jobs decreased a modest 0.7% and residential drain cleaning jobs expanded 1.5% when compared to the first quarter of 2005. Overall, commercial jobs increased 4.4% and residential jobs increased 0.9%. This is a favorable shift in job mix since a commercial job will typically average approximately 30% more revenue than a residential job. Accordingly, this continued shift of job mix has a positive impact on aggregate revenue."

    Guidance for 2006

    VITAS is estimated to generate a revenue increase of 15% to 18%, increased admissions of 7% to 9% and continued expansion of EBITDA margins through the leveraging of central support costs. This should result in VITAS increasing its adjusted EBITDA margin approximately 60 to 80 basis points.
    Roto-Rooter is estimated to generate a 5% to 6% increase in revenue in 2006, with adjusted EBITDA margins averaging between 16% and 17%.
    Based upon these factors, an effective tax rate of 39% and an average diluted share count of 27.0 million, our expectation is that full-year 2006 earnings per diluted share from continuing operations, excluding any charges or credits not indicative of ongoing operations as well as excluding any expense for stock options required under SFAS 123R, will be in the range of $2.20 to $2.35.
    The company adopted FAS 123/R "Shared Base Payment." Adoption of this standard did not have any impact on current or prior reported consolidated earnings. However, as a result of this adoption, all stock based compensation, including amortization of restricted stock grants and Long Term Incentive Plans, are now expensed at the Corporate segment. Prior-year segment reporting has been restated to reclassify stock-based compensation expense from the VITAS and Roto-Rooter segments to the Corporate segment.

    Conference Call

    Chemed will host a conference call and webcast at 11 a.m., EDT, on Wednesday, April 26, 2006, to discuss the company's quarterly results and provide an update on its business. The dial-in number for the conference call is (800) 291-9234 for U.S. and Canadian participants and (617) 614-3923 for international participants. The participant pass code is 39847851. A live webcast of the call can be accessed on Chemed's website at www.chemed.com by clicking on Investor Relations Home.
    A taped replay of the conference call will be available beginning approximately two hours after the call's conclusion. It can be accessed by dialing (888) 286-8010 for U.S. and Canadian callers and
(617) 801-6888 for international callers and will be available for one week following the live call. The replay pass code is 98427460. An archived webcast will also be available at www.chemed.com and will remain available for 14 days following the live call.
    Chemed Corporation operates in the healthcare field through its VITAS Healthcare Corporation subsidiary. VITAS provides daily hospice services to over 10,000 patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.
    Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing and drain service through company-owned branches, independent contractors and franchisees in the United States and Canada. Roto-Rooter also has licensed master franchisees in China/Hong Kong, Indonesia, Singapore, Japan, Mexico, the Philippines and the United Kingdom.
    This press release contains information about Chemed's EBITDA and Adjusted EBITDA, which are not measures derived in accordance with generally accepted accounting principles (GAAP) and which exclude components that are important to understanding Chemed's financial performance. Chemed provides EBITDA and Adjusted EBITDA to help investors and others evaluate its operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed's EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. A reconciliation of Chemed's net income to its Adjusted EBITDA is presented in the tables following the text of this press release.

    Forward-Looking Statements

    Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of qualified nurses, other healthcare professionals and licensed plumbing and drain cleaning technicians; Chemed's dependence on patient referral sources; and other factors detailed under the caption "Description of Business by Segment" or "Risk Factors" in Chemed's most recent report on form 10-Q or 10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.


              CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                    CONSOLIDATED STATEMENT OF INCOME
            (in thousands, except per share data)(unaudited)


                                          Three Months Ended March 31,
                                         -----------------------------
                                              2006         2005 (bb)
                                         -------------- --------------
  Continuing Operations
     Service revenues and sales          $     246,238  $     218,637
                                         -------------- --------------
     Cost of services provided and
      goods sold (aa)                          177,897        152,952
     Selling, general and
      administrative expenses (aa)              38,475         37,919
     Depreciation                                4,148          3,920
     Amortization                                1,396          1,192
                                         -------------- --------------
        Total costs and expenses               221,916        195,983
                                         -------------- --------------
        Income from operations                  24,322         22,654
     Interest expense                           (5,345)        (5,835)
     Loss on extinguishment of
      debt (aa)                                   (430)        (3,971)
     Other income--net                           1,495            727
                                         -------------- --------------
        Income before income taxes              20,042         13,575
     Income taxes                               (7,827)        (5,670)
                                         -------------- --------------
        Income from continuing
         operations                             12,215          7,905
  Discontinued Operations                            -            211
                                         -------------- --------------
  Net Income                             $      12,215  $       8,116
                                         ============== ==============

  Earnings Per Share (aa)
     Income from continuing
      operations                         $        0.47  $        0.31
                                         ============== ==============
     Net income                          $        0.47  $        0.32
                                         ============== ==============
     Average number of shares
      outstanding                               26,044         25,152
                                         ============== ==============

  Diluted Earnings Per Share (aa)
     Income from continuing
      operations                         $        0.46  $        0.31
                                         ============== ==============
     Net income                          $        0.46  $        0.31
                                         ============== ==============
     Average number of shares
      outstanding                               26,723         25,910
                                         ============== ==============

 ---------------------------------------
  (aa) Included in the results of operations are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands, except per share data):

                                          Three Months Ended March 31,
                                         -----------------------------
                                              2006           2005
                                         -------------- --------------
        Cost of services provided and
         goods sold:
           Favorable adjustment to
            casualty insurance accruals
            related to prior years'
            experience                   $           -  $       1,663
        Selling, general and
         administrative expenses
           Long-term incentive
            compensation                             -         (1,109)
           Cost of accelerating vesting
            of stock options                         -           (215)
           Expenses associated with OIG
            investigation                         (132)             -
        Loss on extinguishment of debt            (430)        (3,971)
                                         -------------- --------------
            Pretax impact on earnings             (562)        (3,632)
        Income tax benefit on the above            207          1,291
                                         -------------- --------------
            Aftertax impact on earnings  $        (355) $      (2,341)
                                         ============== ==============

  (bb)  Reclassified to conform to 2006 presentation.


              CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                      CONSOLIDATED BALANCE SHEET
           (in thousands, except per share data)(unaudited)


                                                    March 31,
                                               -------------------
                                                 2006    2005 (bb)
                                               --------- ---------
  Assets
    Current assets
      Cash and cash equivalents                $ 45,668  $  8,557
      Accounts receivable less allowances        71,864    81,880
      Inventories                                 6,724     7,012
      Current deferred income taxes              27,753    33,559
      Prepaid income taxes                        4,867         -
      Current assets of discontinued operations       -    15,162
      Prepaid expenses and other current assets   8,867     8,461
                                               --------- ---------
           Total current assets                 165,743   154,631
    Investments of deferred compensation plans
     held in trust                               23,287    19,415
    Other investments                             1,445     1,445
    Note receivable                              12,500    12,500
    Properties and equipment, at cost less
     accumulated depreciation                    65,179    58,172
    Identifiable intangible assets less
     accumulated amortization                    74,254    75,904
    Goodwill                                    433,783   436,820
    Noncurrent assets of discontinued
     operations                                       -     5,717
    Other assets                                 20,406    22,519
                                               --------- ---------
              Total Assets                     $796,597  $787,123
                                               ========= =========

  Liabilities
    Current liabilities
      Accounts payable                         $ 42,342  $ 40,470
      Current portion of long-term debt             207     1,277
      Income taxes                                4,948    16,529
      Accrued insurance                          39,254    26,087
      Accrued compensation                       25,443    28,151
      Current liabilities of discontinued
       operations                                     -    21,929
      Other current liabilities                  42,454    26,758
                                               --------- ---------
           Total current liabilities            154,648   161,201
    Deferred income taxes                        22,408    17,395
    Long-term debt                              194,399   234,738
    Deferred compensation liabilities            22,647    19,357
    Noncurrent liabilities of discontinued
     operations                                       -       802
    Other liabilities                             3,989     8,062
                                               --------- ---------
              Total Liabilities                 398,091   441,555
                                               --------- ---------
  Stockholders' Equity
    Capital stock                                28,667    13,662
    Paid-in capital                             244,101   219,000
    Retained earnings                           181,831   148,141
    Treasury stock, at cost                     (58,440)  (36,241)
    Unearned compensation - ESOPs                     -      (774)
    Deferred compensation payable in Company
     stock                                        2,401     2,318
    Notes receivable for shares sold                (54)     (538)
                                               --------- ---------
              Total Stockholders' Equity        398,506   345,568
                                               --------- ---------
              Total Liabilities and
               Stockholders' Equity            $796,597  $787,123
                                               ========= =========

  Book Value Per Share                         $  15.23  $  13.66 (cc)
                                               ========= =========

 ----------------------------------------------
  (bb) Reclassified to conform to 2006 presentation.
  (cc) Adjusted for 2-for-1 stock split in May 2005.


              CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                 CONSOLIDATED STATEMENT OF CASH FLOWS
                       (in thousands)(unaudited)

                                                  Three Months Ended
                                                       March 31,
                                                 ---------------------
                                                    2006    2005 (bb)
                                                 ---------- ----------
  Cash Flows from Operating Activities
    Net income/(loss)                            $  12,215  $   8,116
    Adjustments to reconcile net income to net
     cash provided/(used) by operating
     activities:
         Depreciation and amortization               5,544      5,112
         Provision for uncollectible accounts
          receivable                                 2,033      1,530
         Provision for deferred income taxes        (1,242)    (1,892)
         Amortization of debt issuance costs           444        522
         Write-off of unamortized debt issuance
          costs                                        430      2,871
         Noncash long-term incentive
          compensation                                   -        948
         Discontinued operations                         -       (211)
         Changes in operating assets and
          liabilities, excluding amounts
          acquired  in business combinations:
             Decrease/(increase) in accounts
              receivable                            21,140    (18,747)
             Decrease/(increase) in inventories       (225)         7
             Decrease in prepaid expenses and
              other current assets                     901      1,381
             Decrease in accounts payable and
              other current liabilities            (13,207)    (9,808)
             Increase in income taxes                8,812      7,484
             Decrease in other assets               (1,917)      (882)
             Increase in other liabilities           1,050        635
         Excess tax benefit on share-based
          compensation                              (3,289)    (1,752)
         Noncash expense of internally financed
          ESOPs                                          -        286
         Other sources/(uses)                           51       (419)
                                                 ---------- ----------
           Net cash provided/(used) by
            continuing operations                   32,740     (4,819)
           Net cash used by
            discontinued operations                      -     (1,081)
                                                 ---------- ----------
           Net cash provided/(used) by operating
            activities                              32,740     (5,900)
                                                 ---------- ----------
  Cash Flows from Investing Activities
    Capital expenditures                            (3,972)    (6,201)
    Net uses from discontinued operations           (1,684)      (817)
    Business combinations, net of cash acquired       (384)    (4,401)
    Proceeds from sales of property and
     equipment                                          65         36
    Other uses                                        (185)      (136)
                                                 ---------- ----------
           Net cash used by investing activities    (6,160)   (11,519)
                                                 ---------- ----------
  Cash Flows from Financing Activities
    Repayment of long-term debt                    (84,497)  (140,680)
    Net increase in revolving line of credit        44,000          -
    Excess tax benefit on share-based
     compensation                                    3,289      1,752
    Issuance of capital stock, net of costs          2,360      4,208
    Purchases of treasury stock                     (2,318)      (833)
    Dividends paid                                  (1,572)    (1,517)
    Increase in cash overdrafts payable                786      8,023
    Debt issuance costs                               (150)    (1,555)
    Proceeds from long-term debt                         -     85,000
    Other sources                                       57        130
                                                 ---------- ----------
           Net cash provided/(used) by financing
            activities                             (38,045)   (45,472)
                                                 ---------- ----------
  Decrease in Cash and Cash Equivalents            (11,465)   (62,891)
  Cash and cash equivalents at beginning of year    57,133     71,448
                                                 ---------- ----------
  Cash and cash equivalents at end of period        45,668  $   8,557
                                                 ========== ==========

  (bb) Reclassified to conform to 2006 presentation.


              CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                   CONSOLIDATING STATEMENT OF INCOME
          FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
                       (in thousands)(unaudited)


                                        Roto-                Chemed
                              VITAS     Rooter  Corporate Consolidated
                            --------- --------- --------- ------------
 2006
 --------------------------
  Service revenues and
   sales                    $168,374  $ 77,864  $      -  $   246,238
                            --------- --------- --------- ------------
  Cost of services provided
   and goods sold            135,458    42,439         -      177,897
  Selling, general and
   administrative
   expenses (a)               13,236    22,542     2,697       38,475
  Depreciation                 2,073     1,969       106        4,148
  Amortization                 1,084        20       292        1,396
                            --------- --------- --------- ------------
      Total costs and
       expenses              151,851    66,970     3,095      221,916
                            --------- --------- --------- ------------
      Income/(loss) from
       operations             16,523    10,894    (3,095)      24,322
  Interest expense               (31)     (173)   (5,141)      (5,345)
  Intercompany interest
   income/(expense)              954       852    (1,806)           -
  Loss on extinguishment
   of debt (a)                     -         -      (430)        (430)
  Other income--net               12       362     1,121        1,495
                            --------- --------- --------- ------------
      Income/(loss) before
       income taxes           17,458    11,935    (9,351)      20,042
  Income taxes (a)            (6,601)   (4,734)    3,508       (7,827)
                            --------- --------- --------- ------------
      Net income/(loss)     $ 10,857     7,201    (5,843)      12,215
                            ========= ========= ========= ============

 2005
 --------------------------
  Service revenues and
   sales                    $145,990  $ 72,647  $      -  $   218,637
                            --------- --------- --------- ------------
  Cost of services provided
   and goods sold (b)        115,220    37,732         -      152,952
  Selling, general and
   administrative
   expenses (b)               13,029    21,130     3,760       37,919
  Depreciation                 1,785     2,062        73        3,920
  Amortization                   995        26       171        1,192
                            --------- --------- --------- ------------
      Total costs and
       expenses              131,029    60,950     4,004      195,983
                            --------- --------- --------- ------------
      Income/(loss) from
       operations             14,961    11,697    (4,004)      22,654
  Interest expense               (38)     (182)   (5,615)      (5,835)
  Intercompany interest
   income/(expense)              509       424      (933)           -
  Loss on extinguishment
   of debt (b)                     -         -    (3,971)      (3,971)
  Other income--net              108       296       323          727
                            --------- --------- --------- ------------
      Income/(loss) before
       income taxes           15,540    12,235   (14,200)      13,575
  Income taxes (b)            (5,930)   (4,925)    5,185       (5,670)
                            --------- --------- --------- ------------
  Income/(loss) from
   continuing operations       9,610     7,310    (9,015)       7,905
  Discontinued operations          -         -       211          211
                            --------- --------- --------- ------------
      Net income/(loss)     $  9,610  $  7,310  $ (8,804) $     8,116
                            ========= ========= ========= ============

The "Footnotes to Financial Statements" are integral parts of this financial information.


              CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                    CONSOLIDATING SUMMARY OF EBITDA
          FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
                       (in thousands)(unaudited)


                                        Roto-                Chemed
                              VITAS     Rooter  Corporate Consolidated
                            --------- --------- --------- ------------
2006
----------------------------
 Net income/(loss)          $ 10,857  $  7,201  $ (5,843) $    12,215
 Add/(deduct):
      Interest expense            31       173     5,141        5,345
      Income taxes             6,601     4,734    (3,508)       7,827
      Depreciation             2,073     1,969       106        4,148
      Amortization             1,084        20       292        1,396
                             -------- --------- --------- ------------
           EBITDA             20,646    14,097    (3,812)      30,931
 Add/(deduct):
      Legal expenses of OIG
       investigation             132         -         -          132
      Advertising cost
       adjustment (c)              -      (494)        -         (494)
      Interest income            (41)      (23)     (908)        (972)
      Intercompany interest
       income/(expense)         (954)     (852)    1,806            -
      Loss on extinguishment
       of debt                     -         -       430          430
                             -------- --------- --------- ------------
           Adjusted EBITDA  $ 19,783  $ 12,728  $ (2,484) $    30,027
                            ========= ========= ========= ============

2005
-----------------------------
 Net income/(loss)          $  9,610  $  7,310  $ (8,804) $     8,116
 Add/(deduct):
      Discontinued
       operations                  -         -      (211)        (211)
      Interest expense            38       182     5,615        5,835
      Income taxes             5,930     4,925    (5,185)       5,670
      Depreciation             1,785     2,062        73        3,920
      Amortization               995        26       171        1,192
                             -------- --------- --------- ------------
           EBITDA             18,358    14,505    (8,341)      24,522
 Add/(deduct):
      Long-term incentive
       compensation                -         -     1,324        1,324
      Prior-period insurance
       adjustment                  -    (1,663)        -       (1,663)
      Advertising cost
       adjustment (c)              -      (553)        -         (553)
      Interest income           (126)      (41)     (483)        (650)
      Intercompany interest
       income/(expense)         (509)     (424)      933            -
      Loss on extinguishment
       of debt                     -         -     3,971        3,971
                             -------- --------- --------- ------------
           Adjusted EBITDA  $ 17,723  $ 11,824  $ (2,596) $    26,951
                            ========= ========= ========= ============

The "Footnotes to Financial Statements" are integral parts of this financial information.


              CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                 RECONCILIATION OF ADJUSTED NET INCOME
          FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
           (in thousands, except per share data)(unaudited)


                                                       2006     2005
                                                     -------- --------
Net income/(loss) as reported                        $12,215  $ 8,116

Add/(deduct):
       Discontinued operations                             -     (211)
       Aftertax prior period insurance adjustment          -   (1,014)
       Aftertax cost of long-term incentive
        compensation (d)                                   -      832
       Aftertax cost of legal expenses of OIG
        investigation                                     82        -
       Aftertax cost of loss on extinguishment of
        debt                                             273    2,523
                                                     -------- --------

Adjusted income from continuing operations           $12,570  $10,246
                                                     ======== ========


Earnings/(Loss) Per Share As Reported
       Net income/(loss)                             $  0.47  $  0.32
                                                     ======== ========
       Average number of shares outstanding           26,044   25,152
                                                     ======== ========
Diluted Earnings/(Loss) Per Share As Reported
       Net income/(loss)                             $  0.46  $  0.31
                                                     ======== ========
       Average number of shares outstanding           26,723   25,910
                                                     ======== ========


Adjusted Earnings Per Share
       Income from continuing operations             $  0.48  $  0.41
                                                     ======== ========
       Average number of shares outstanding           26,044   25,152
                                                     ======== ========
Adjusted Diluted Earnings Per Share
       Income from continuing operations             $  0.47  $  0.40
                                                     ======== ========
       Average number of shares outstanding           26,723   25,910
                                                     ======== ========

The "Footnotes to Financial Statements" are integral parts of this financial information.


              CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                OPERATING STATISTICS FOR VITAS SEGMENT
          FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
                             (unaudited)


                                                  2006        2005
                                                ---------   ---------
OPERATING STATISTICS
 Net revenue ($000)
       Homecare                                 $115,458    $100,872
       Inpatient                                  23,107      20,847
       Continuous care                            29,809      24,271
                                                ---------   ---------
          Total                                 $168,374    $145,990
                                                =========   =========
 Net revenue as a percent of total
       Homecare                                     68.6 %      69.1 %
       Inpatient                                    13.7        14.3
       Continuous care                              17.7        16.6
                                                ---------   ---------
          Total                                    100.0 %     100.0 %
                                                =========   =========
 Average daily census ("ADC") (days)
       Homecare                                    6,112       5,428
       Nursing home                                3,366       3,201
                                                ---------   ---------
          Routine homecare                         9,478       8,629
       Inpatient                                     432         402
       Continuous care                               570         492
                                                ---------   ---------
          Total                                   10,480       9,523
                                                =========   =========

 Total Admissions                                 13,896      12,948
 Average length of stay (days)                      72.4 (e)    66.2
 Median length of stay (days)                       12.0        11.0
 ADC by major diagnosis
       Neurological                                 33.1 %      31.7 %
       Cancer                                       20.5        21.5
       Cardio                                       14.8        15.3
       Respiratory                                   7.1         7.1
       Other                                        24.5        24.4
                                                ---------   ---------
          Total                                    100.0 %     100.0 %
                                                =========   =========
 Admissions by major diagnosis
       Neurological                                 20.5 %      19.7 %
       Cancer                                       33.7        34.3
       Cardio                                       13.8        14.0
       Respiratory                                   7.9         8.4
       Other                                        24.1        23.6
                                                ---------   ---------
          Total                                    100.0 %     100.0 %
                                                =========   =========
 Direct patient care margins (f)
       Routine homecare                             47.5 %      49.9 %
       Inpatient                                    23.1        22.9
       Continuous care                              18.3        17.5
 Homecare margin drivers
  (dollars per patient day)
       Labor costs                              $  51.25    $  45.71
       Drug costs                                   7.43        7.48
       Home medical equipment                       5.56        5.47
       Medical supplies                             2.14        2.15
 Inpatient margin drivers
  (dollars per patient day)
       Labor costs                              $ 246.67    $ 238.31
 Continuous care margin drivers
  (dollars per patient day)
       Labor costs                              $ 454.53    $ 433.18
 Bad debt expense as a percent of revenues           0.9 %       0.9 %
  Accounts receivable --
   days of revenue outstanding                      39.4        39.5

The "Footnotes to Financial Statements" are integral parts of this financial information.


             CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                   FOOTNOTES TO FINANCIAL STATEMENTS
          FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
                              (unaudited)

(a)Included in the results of operations for the three months ended March 31, 2006 are the following significant credits/(charges) which may not be indicative of on going operations (in thousands):

                                        Roto-
                              VITAS     Rooter  Corporate Consolidated
                            --------- --------- --------- ------------
   Selling, general and
    administrative expenses
     Costs associated with
      OIG investigation     $   (132) $      -  $      -  $      (132)
   Loss on extinguishment
    of debt                        -         -      (430)        (430)
                            --------- --------- --------- ------------
        Pretax impact on
         earnings               (132)        -      (430)        (562)
   Income tax benefit on
    the above                     50         -       157          207
                            --------- --------- --------- ------------
        Aftertax impact on
         earnings           $    (82) $      -  $   (273) $      (355)
                            ========= ========= ========= ============

(b) Included in the results of operations for the three months ended March 31, 2005 are the following significant credits/(charges) which may not be indicative of on going operations (in thousands):

                                        Roto-
                              VITAS     Rooter  Corporate Consolidated
                            --------- --------- --------- ------------
   Cost of services
    provided and goods sold
     Favorable adjustment to
      casualty insurance
      accruals related to
      prior years'
      experience            $      -  $  1,663  $      -  $     1,663
   Selling, general and
    administrative expenses
     Long-term incentive
      compensation                 -         -    (1,109)      (1,109)
     Costs related to
      accelerating the
      vesting of
      stock options                -         -      (215)        (215)
   Loss on extinguishment
    of debt                        -         -    (3,971)      (3,971)
                            --------- --------- --------- ------------
        Pretax impact on
         earnings                  -     1,663    (5,295)      (3,632)
   Income tax benefit on
    the above                      -      (649)    1,940        1,291
                            --------- --------- --------- ------------
        Aftertax impact on
         earnings           $      -  $  1,014  $ (3,355) $    (2,341)
                            ========= ========= ========= ============


(c) Under Generally Accepted Accounting Principles ("GAAP"), the Roto-Rooter segment expenses all advertising, including the cost of telephone directories, immediately upon the initial release of the advertising. Telephone directories are generally in circulation
    12 months. If a directory is in circulation for a time period greater or less than 12 months, the publisher adjusts the directory billing for the change in billing period. The timing of when a telephone directory is published can and does fluctuate significantly on a quarterly basis. This "direct expensing" results in significant fluctuations in quarterly advertising expense. In the first quarters of 2006 and 2005, GAAP advertising expense for Roto-Rooter totaled $4,424,000 and $3,832,000, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the first quarters of 2006 and 2005 would total $4,918,000 and $4,385,000, respectively.

(d) For the three months ended March 31, 2005, amounts include costs related to accelerating the vesting of stock options in addition to payouts under the Company's LTIP.

(e) VITAS has five large (greater than 450 ADC), 15 medium (greater than 200 but less than 450 ADC) and 20 small (less than 200 ADC) hospice programs. All base and new start programs, including the Phoenix program, are estimated to have Medicare Cap cushion in excess of 10% for the 2006 measurement period, which will end on October 31, 2006.

(f) Amounts exclude indirect patient care and administrative costs.




    CONTACT: Chemed Corporation
             David P. Williams, 513-762-6901